Exhibit 10.12

AMENDMENT NUMBER ONE TO

CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT

Dated February 15, 2002

BETWEEN:

CROWN RESOURCES CORPORATION, a corporation incorporated under the laws of the State of Washington, hereinafter called the "Corporation" and

Mark E. Jones, Chairman of the Corporation, of the City of Houston, in the State of Texas hereinafter called the "Executive".

Whereas, the Corporation and the Executive entered into a Change in Control Severance Benefits Agreement dated June 19, 2000 (the "Agreement"). The Corporation and the Executive now wish to amend the Agreement by adding the following language to the end of Section 2:

"Notwithstanding the above, (A) the filing of a Plan of Reorganization (the "Plan"), approved by the Corporation's Board of Directors, with the United States Bankruptcy Court for the District of Colorado, (the "Court") prior to March 31, 2002, and (B) the confirmation of the Plan by the Court prior to September 30, 2002, and (C) any actions taken by the Corporation to comply with the provisions of the Plan and the effect of such actions, will not be deemed to be a Change in Control of the Corporation; provided, however, that (i) any rejection of the Plan or (ii) confirmation of the Plan that has a modification which results in any Class, as defined in the Plan, increasing or decreasing by more than 10% its percentage ownership of shares of the Corporation's common stock, on an issued and outstanding basis or on a fully diluted basis, from the ownership contemplated in the Plan, as filed, will be deemed a Change in Control of the Corporation.

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

"Executive"	Crown Resources Corporation

By:
Mark E. Jones	Name:
Title:

AMENDMENT NUMBER TWO TO

CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT

Dated March 22, 2002

BETWEEN:

CROWN RESOURCES CORPORATION, a corporation incorporated under the laws of the State of Washington, hereinafter called the "Corporation" and

Mark E. Jones, Chairman of the Board of the Corporation, of the City of Houston, in the State of Texas, hereinafter called the "Executive".

Whereas, the Corporation and the Executive entered into a Change in Control Severance Benefits Agreement dated June 19, 2000, as amended by that certain Amendment Number One to Change in Control Severance Benefits Agreement dated February 15, 2002 (the "Agreement"). The Corporation and the Executive now wish to amend the Agreement by adding the following language to the end of Section 2:

"For purposes of the foregoing, the conversion into common stock of the Corporation of any of the 10% Secured Convertible Promissory Notes or the 10% Convertible Subordinated Promissory Notes issued prior to or in connection with the confirmation of the Plan by the Court, and the exercise of any Warrants for the purchase of common stock of the Corporation issued prior to or in connection with the confirmation of the Plan by the Court, shall not constitute a change in beneficial ownership of securities of the Corporation or otherwise constitute a Change of Control of the Corporation for purposes of this Agreement."

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

"Executive"	Crown Resources Corporation

By:
Mark E. Jones	Name:
Title: